Exhibit 10.25

FORM OF RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) entered into as of [DATE] (the “Grant Date”), by and between Fluor Corporation, a Delaware corporation (the “Company”), and you (“Grantee” or “you”) evidences and confirms the grant to Grantee of a Restricted Stock Unit Award (“RSU Award”) under the Fluor Corporation 2017 Performance Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.

Section 1.                                           AWARD SUBJECT TO PLAN

This RSU Award is made subject to all of the terms and conditions of this Agreement and the Plan, including any terms, rules or determinations made by the Committee, pursuant to its administrative authority under the Plan and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.

Section 2.                                           RESTRICTED STOCK UNIT AWARD

The Company hereby awards Grantee [X,XXX] restricted stock units (“RSUs”) pursuant to the Plan, subject to the terms and conditions set forth herein. Each RSU represents the right to receive one share of Company common stock, par value $.01 per share (“Shares”), pursuant to this RSU Award, subject to the terms and conditions set forth herein. Subject to the provisions of Section 3 hereof, upon the issuance to Grantee of Shares hereunder, Grantee shall also receive cash in an amount equivalent to any dividends or distributions paid or made by the Company from the date of this RSU Award to the date of the issuance of the Shares with respect to an equivalent number of Shares so issued. All or a portion of this RSU Award, as well as associated dividends or dividend equivalents, may be further deferred by Grantee pursuant to the terms of the Fluor Corporation 409A Director Deferred Compensation Program. The RSUs shall be held in book entry form by the Company until the RSUs are distributed in accordance with the provisions of Section 3, at which time the RSUs will be converted to Shares.

Section 3.                                           VESTING AND POST-VEST HOLDING PERIOD

The RSUs subject to this RSU Award shall be fully vested upon grant, but remain subject to the Post-Vest Holding Period (as defined below).  Subject to the terms of this Award, upon the third anniversary of the Grant Date (the period between the Grant Date and the third anniversary thereof, the “Post-Vest Holding Period”), the Shares subject to this RSU Award and any accumulated cash dividends, shall be distributed to Grantee, unless further deferred in accordance with Company policies and procedures and in accordance with Section 409A of the Code.  Notwithstanding the foregoing, the Shares subject to this RSU Award and any accumulated cash dividends, shall be distributed to Grantee immediately upon Grantee’s death, Disability or a Change of Control.

Section 4.                                           TAX WITHHOLDING

Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of RSUs, including the grant and vesting of the RSUs, subsequent delivery of Shares and/or cash related to such RSUs or the subsequent sale of any Shares acquired pursuant to such RSUs and receipt of any dividend equivalent payments (if any) and (ii) does not commit to structure the terms or any aspect of this grant of RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s receipt of RSUs or of Shares pursuant to RSUs. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Grantee acknowledges and understands that Grantee should consult a tax advisor regarding Grantee’s tax obligations prior to such settlement or disposition.

Section 5.                                           SEVERABILITY

In the event that one or more of the provisions of this Agreement are invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

Section 6.                                           DATA PROTECTION

THE GRANTEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE GRANTEE’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT THE COMPANY AND ITS SUBSIDIARIES HOLD CERTAIN PERSONAL INFORMATION ABOUT THE GRANTEE, INCLUDING, BUT NOT LIMITED TO, NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, PURCHASED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE GRANTEE’S FAVOR FOR THE PURPOSE OF IMPLEMENTING, MANAGING AND ADMINISTERING THE PLAN (“DATA”).  THE GRANTEE UNDERSTANDS THAT THE DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE GRANTEE’S COUNTRY OR ELSEWHERE, INCLUDING OUTSIDE THE EUROPEAN ECONOMIC AREA, AND THAT THE RECIPIENT COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE GRANTEE’S COUNTRY. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE. THE GRANTEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA, AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE GRANTEE MAY ELECT TO DEPOSIT ANY SHARES ACQUIRED UNDER THE PLAN. THE GRANTEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO THE DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE IN WRITING. THE GRANTEE UNDERSTANDS THAT REFUSING OR WITHDRAWING CONSENT MAY AFFECT THE GRANTEE’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF REFUSING TO CONSENT OR WITHDRAWING CONSENT, THE GRANTEE UNDERSTANDS THAT HE/SHE MAY CONTACT THE STOCK PLAN ADMINISTRATOR AT THE COMPANY.

Section 7.                                           ACKNOWLEDGMENT AND WAIVER

By accepting this grant of RSUs, the Grantee acknowledges and agrees that:

(a)                                 the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

(b)                                 the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares or RSUs, or benefits in lieu of Shares or RSUs, even if Shares or RSUs have been granted repeatedly in the past;

(c)                                  all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(d)                                 the Grantee is participating voluntarily in the Plan;

(e)                                  RSU awards and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company;

(f)                                   this award of RSUs will not be interpreted to form an employment contract or relationship with the Company;

(g)                                  the future value of the Shares is unknown, may increase or decrease from the Grant Date and cannot be predicted with certainty; and

(h)                                 in consideration of this grant of RSUs, no claim or entitlement to compensation or damages shall arise from termination of this grant of RSUs or diminution in value of this grant of RSUs resulting from termination of the Grantee’s directorship by the Company (for any reason whatsoever) and the Grantee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee shall be deemed irrevocably to have waived any entitlement to pursue such claim.

Section 8.                                           ADDITIONAL LANGUAGE

Appendix A contains additional language regarding Section 409A of the United States Internal Revenue Code.

Section 9.                                           NONTRANSFERABILITY

Grantee acknowledges and agrees that no RSU Award and no other right under the Plan, contingent or otherwise, may be sold, assigned or otherwise transferred or made subject to any encumbrance, pledge, or charge of any nature.

Section 10.                                    ENFORCEMENT

This Agreement will be construed, administered and enforced in accordance with the laws of the State of Delaware.

Section 11.                                    EXECUTION OF AWARD AGREEMENT

Please acknowledge your acceptance of the terms and conditions of this Agreement by signing this Agreement and returning it to Executive Compensation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first herein above written.

FLUOR CORPORATION

by:

Carlos M. Hernandez
Chief Legal Officer & Secretary

Grantee

APPENDIX A

Compliance with Section 409A of the Internal Revenue Code

(a)                                 It is intended that the provisions of this Agreement comply with Section 409A of the U.S. Internal Revenue Code (“Section 409A”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Section 409A.

(b)                                 Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit under this Agreement may not be reduced by, or offset against, any amount owing by Grantee to the Company or any of its subsidiaries.

(c)                                  If, at the time of Grantee’s separation from service (within the meaning of Section 409A), (i) Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day after such six-month period or, if earlier, upon the Grantee’s death.

(d)                                 Notwithstanding anything to the contrary contained herein, for the purpose of this Agreement, (i) Grantee shall not be considered permanently and totally disabled unless Grantee is considered disabled in accordance with U.S. Treasury Regulations section 1.409A-3(i)(4), determined as if all permissible provisions of such regulation were in effect, and (ii) a Change of Control of the Company shall not be considered to have occurred unless there occurs a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with U.S. Treasury Regulations section 1.409A-3(i)(5).

(e)                                  Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Grantee or for Grantee’s account in connection with this Agreement (including, without limitation, any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold Grantee harmless from any or all of such taxes or penalties.